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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758 and 333-89588) of Enbridge Energy Partners, L.P. of our report dated January 27, 2003 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated May 5, 2003.

PricewaterhouseCoopers LLP

Houston, Texas
May 5, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS